EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

Treasurer and Principal Financial Officer

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES 10% INCREASE IN CASH DIVIDEND

LAREDO, TX,  September 16, 2019 - International Bancshares Corporation (“IBC”)  announced today that on September 13, 2019, IBC’s Board of Directors approved the declaration of a .55 cents per share cash dividend increasing the dividend by .05 cents or 10% per share from the previous dividend of .50 cents for shareholders of record of Common Stock, $1.00 par value, as of the close of business on September 30, 2019, payable on October 15, 2019.  “This significant increase in the cash dividend was made possible because of our company’s strong earnings performance augmented by the benefits of the recent tax cut, and the company’s very strong capital position,” said Dennis E. Nixon, President and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company headquartered in Laredo, Texas, with over $12.1 billion in total assets and 189 facilities and 286 ATMs serving 89 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.